Exhibit 99.1

 Mobile Infrastructure Corporation Announces Entry Into Merger Agreement

(Cincinnati, Ohio, May 31, 2022) – Mobile Infrastructure Corporation (the “Company” or “MIC”), a publicly registered, non-listed company which invests primarily in parking lots and garages in the United States, announced today the entry into an agreement and plan of merger with Mobile Infrastructure Trust, a Maryland real estate investment trust (“MIT”), pursuant to which MIC will merge with and into MIT, with MIT continuing as the surviving entity resulting from the merger (the “Merger”).

The closing of the Merger is subject to the satisfaction or waiver of various conditions, including the approval of MIC common stockholders of the Merger and the closing of MIT’s initial public offering (the “MIT IPO”) of its common shares at least one business day prior to the effective time of the Merger. If the Merger is approved by the common stockholders of MIC, MIT expects to undertake the MIT IPO and apply to list its common shares on the New York Stock Exchange under the ticker symbol “BEEP,” with the Merger to be completed the business day following the MIT IPO. Stockholders of MIC will receive one MIT Class B common share for each share of MIC common stock they hold immediately prior to the effective time, subject to the receipt of cash in lieu of fractional shares, and an amount in cash equal to $1,000, or the stated value, plus accrued and unpaid dividends, if any, for each share of MIC preferred stock they hold immediately prior to the effective time. The MIT Class B common shares will be identical to the MIT common shares, except that MIT does not intend to list the MIT Class B common shares on a national securities exchange and upon the six month anniversary of the listing of the MIT common shares on the NYSE, each MIT Class B common share will automatically, and without any shareholder action, convert into one listed MIT common share.

Manuel Chavez III, CEO of MIC, said, “This merger marks a meaningful milestone on our strategic plan to grow the Company and create value for our stockholders. We have been on a continued path towards scale, profitability and a liquidity event, including a possible public listing, for investors of the Company. Access to the public equity markets is the essential next step in that process to capture the opportunities we see in the market, that we believe we are uniquely positioned to capture. We believe that with the combined company being listed on the NYSE, we will be poised to continue to grow and expand the combined company’s presence across the United States.”

Stephanie Hogue, President and Interim CFO of MIC, added, “The Company continues to hit on its four strategic priorities we have been pursuing since August 2021. We believe a successful merger between the two entities will provide the combined company with a strong asset base, as well as greater access to capital for continued scale of the business.”

MIC expects to hold a special meeting of stockholders to approve the Merger in the third quarter of 2022; however, the size and price range of the MIT IPO have yet to be determined and the MIT IPO is subject to the completion of the review process of the U.S. Securities and Exchange Commission (the “SEC”) and to market and other conditions; therefore, the expected date of completion of the MIT IPO and the Merger has not yet been determined.

About Mobile Infrastructure Corporation

Mobile Infrastructure is an internally-managed, publicly registered, non-listed company that invests primarily in parking lots and garages in the United States. As of March 31, 2022, it owned 44 parking facilities located in 22 separate markets throughout the United States, with a total of 15,263 parking spaces and approximately 5.3 million square feet and approximately 0.2 million square feet of commercial space adjacent to its parking facilities. For more information, please visit www.mobileit.com.

Additional Information about the Merger and Where to Find It

In connection with the Merger, MIT expects to file with the SEC a registration statement on Form S-4 (the “Registration Statement”) containing a proxy statement/prospectus and other documents with respect to the Merger with respect to both the Company and MIT. This press release does not contain all the information that should be considered concerning the Merger and is not intended to form the basis of any investment decision or any other decision in respect of the Merger. This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval.

INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS THERETO) IF AND WHEN THEY BECOME AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE MERGER BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE MERGER.

After the Registration Statement has been declared effective by the SEC, a definitive proxy statement/prospectus will be mailed to the Company’s stockholders. Investors will be able to obtain free copies of documents filed with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain free copies of the Company’s filings with the SEC from the Company’s website at www.mobileit.com.

Participants in the Solicitation Relating to the Merger and the Transactions Contemplated by the Merger Agreement

The Company, MIT and their respective directors or trustees, executive officers and employees may be deemed participants in the solicitation of proxies from the Company’s stockholders in respect of the approval of the Merger and related transactions. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of the Company’s stockholders in connection with the Merger and related transactions will be set forth in the proxy statement/prospectus for the Merger and the other relevant documents to be filed with the SEC. You can find information about the Company’s directors and executive officers in Part III of the Company’s Annual Report on Form 10-K for the year ended December 31, 2021 (the “Annual Report”). You can find information about MIT’s trustees and executive officers in the proxy statement/prospectus for the Merger. These documents are or will be available free of charge on the SEC’s website and from us using the source indicated above.

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever we use words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, we are making forward-looking statements. These forward-looking statements are based upon our present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by our forward-looking statements as a result of various factors. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond our control. For example:

●	This press release states that the Company entered into the merger agreement with MIT and that the closing of the Merger is subject to the satisfaction or waiver of conditions, including the receipt of requisite approvals by the Company’s common stockholders and the closing of the MIT IPO. We cannot be sure that these conditions will be satisfied or waived. Accordingly, the Merger may not close at all, or the terms of the Merger and related transactions may change.

●	As noted above, the Merger will require approval of the Company’s common stockholders. Such approval will be solicited by a proxy statement/prospectus to be included in the Registration Statement, which must be filed with and declared effective by the SEC. The process of preparing the Registration Statement and related proxy statement/prospectus is time consuming and the amount of time before the SEC declares the Registration Statement effective is beyond the Company’s control. Accordingly, we cannot be sure that the Merger will be consummated within a specified time period or at all.

●	This press release states the Company believes that with the combined company being listed on the NYSE, we will be poised to continue to grow and expand the combined company’s presence across the United States and that a successful merger between the two entities will provide the combined company with a strong asset base, as well as greater access to capital for continued scale of the business. However, the Company may not realize the anticipated benefits of the Merger and the MIT IPO may not be successful or raise sufficient capital to grow the combined company’s business. The timing, size and price range of the MIT IPO have yet to be determined and the MIT IPO is subject to the completion of the SEC's review process and to market and other conditions. Accordingly, we cannot be sure that the MIT IPO or Merger will be consummated within a specified time period or at all or that the combined company will be able to grow and expand its portfolio.

The information contained in the Company’s filings with the SEC, including under the captions “Risk Factors” in the Quarterly Report on Form 10-Q for the quarter ended March 31, 2022 and the Annual Report, identifies other important factors that could cause our actual results to differ materially from those stated in or implied by our forward-looking statements. Our filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, the Company does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact Information

Investor Relations

mobileit@icrinc.com